As filed with the Securities and Exchange Commission on June 10, 2016

Registration No. 333-126999

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Innovation Way

Akron, Ohio 44316-0001

(Address, including zip code, of registrant’s principal executive offices)

Goodyear Dunlop Tires North America, Ltd.

Employee Savings Plan for Salaried Employees

(Full title of the plan)

David L. Bialosky, Esq., Senior Vice President,

General Counsel and Secretary

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

(330) 796-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

On July 28, 2005, The Goodyear Tire & Rubber Company (“Goodyear”) filed a Registration Statement on Form S-8 (Registration No. 333-126999) (the “Registration Statement”) with the Securities and Exchange Commission to register shares of Goodyear’s common stock, without par value, and an indeterminate amount of plan participation interests to be sold or issued pursuant to the Goodyear Dunlop Tires North America, Ltd. Employee Savings Plan for Salaried Employees.

This Post-Effective Amendment No. 1 to the Registration Statement (this “Post-Effective Amendment No. 1”) is being filed to deregister and remove any and all securities of Goodyear previously registered under the Registration Statement, including all plan participation interests, that remain unsold or unissued as of the effective date of this Post-Effective Amendment No. 1.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 10th day of June, 2016.

THE GOODYEAR TIRE & RUBBER COMPANY

/s/ Evan M. Scocos
Evan M. Scocos
Vice President and Controller

Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Richard J. Kramer	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	June 10, 2016

/s/ Laura K. Thompson Laura K. Thompson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2016

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Accounting Officer)	June 10, 2016

* William J. Conaty	Director	June 10, 2016

* James A. Firestone	Director	June 10, 2016

* Werner Geissler	Director	June 10, 2016

* Peter S. Hellman	Director	June 10, 2016

* Laurette T. Koellner	Director	June 10, 2016

* W. Alan McCollough	Director	June 10, 2016

* John E. McGlade	Director	June 10, 2016

* Michael J. Morell	Director	June 10, 2016

* Roderick A. Palmore	Director	June 10, 2016

* Stephanie A. Streeter	Director	June 10, 2016

* Thomas H. Weidemeyer	Director	June 10, 2016

* Michael R. Wessel	Director	June 10, 2016

*	This Post-Effective Amendment No. 1 has been signed on behalf of the above officers and directors by Laura K. Thompson, as attorney-in-fact, pursuant to a Power of Attorney filed as Exhibit 24 hereto.

By:	/s/ Laura K. Thompson
Laura K. Thompson Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, Sumitomo Rubber USA, LLC, in its capacity as Plan Administrator of the Goodyear Dunlop Tires North America, Ltd. Employee Savings Plan for Salaried Employees, has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on June 10, 2016.

SUMITOMO RUBBER USA, LLC

By:	/s/ Mary L. Kasprzak
Mary L. Kasprzak, Sr. Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney.